UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-A

  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

BIO-key International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	41-1741861
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E Wall, NJ	07719
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-214792

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the common stock, $.0001 par value per share, of BIO-key International, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is set forth under the heading “Description of Securities” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-214792), initially filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2016, as amended, including any form of prospectus filed pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating thereto, which description is incorporated herein by reference.

Item 2.     Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: July 21, 2017
	By:	/s/ Michael W. DePasquale
Name: Michael W. DePasquale
Title: Chief Executive Officer